U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2004

AMEDISYS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of

Incorporation or Organization)

0-24260	11-3131700
(Commission File Number)	(I.R.S. Employer Identification No.)

11100 Mead Road, Suite 300, Baton Rouge, LA 70816

(Address of principal executive offices including zip code)

(225) 292-2031

(Registrant’s telephone number, including area code)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not applicable

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On January 5, 2004, Amedisys, Inc. (“Purchaser”) entered into an agreement to purchase certain assets and certain liabilities of eleven home care offices and two hospice offices from Tenet Healthcare Corporation. The agencies being acquired by Purchaser are Professional Home Health, Brookwood Home Care Services, Memorial Home Care, Spalding Regional Home Health, Tenet Home Care of Palm Beach, Tenet Home Care of Broward County, St. Mary’s Hospital Home Health, Tenet Home Care of Miami-Dade, First Community Home Care, Cypress-Fairbanks Home Health, St. Francis Home Health and Hospice, and Brookwood Health Services, Inc. (“Sellers”). The Purchaser had no material relationship with the Sellers or any of their affiliates prior to this transaction.

The agreement calls for closing to occur in three stages. Control over the first four agencies was transferred effective March 1, 2004. The second group will transfer April 1, 2004, with the final transfer effective May 1, 2004. The purchase price of approximately $19 million is comprised of $14.2 million in cash at initial closing, with the balance due in two equal installments on April 1, 2004 and May 1, 2004.

The assets acquired consist primarily of Medicare and Medicaid provider numbers; furniture, fixtures, equipment, and leasehold improvements; inventory; prepaid expenses; advances and deposits; office supplies; records and files; transferable governmental licenses and permits; and rights in, to and under specified licenses, contracts, leases and agreements. The liabilities being assumed are the paid-time-off balances of the Sellers employees, the value of which was offset from the cash paid to Sellers at closing, and obligations arising on or subsequent to the closing dates under the assumed contracts. This acquisition is being accounted for as a purchase.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not applicable

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Not applicable

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Not applicable

ITEM 6. RESIGNATIONS OF REGISTRANT’S DIRECTORS

Not applicable

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

The appropriate financial statements will be filed with the Securities and Exchange Commission no later than 75 days after the consummation of the acquisition.

(b) Pro Forma Financial Information.

The appropriate pro forma financial information relating to the acquisition will be filed with the Securities and Exchange Commission no later than 75 days after the consummation of the acquisition.

(c)

Exhibit No.

2.1	(i)	Asset purchase agreement by and between Amedisys, Inc. and Professional Home Health, Brookwood Home Care Services, Memorial Home Care, Spalding Regional Home Health, Tenet Home Care of Palm Beach, Tenet Home Care of Broward County, St. Mary’s Hospital Home Health, Tenet Home Care of Miami-Dade, First Community Home Care, Cypress-Fairbanks Home Health, St. Francis Home Health and Hospice, and Brookwood Health Services, Inc.

2.2	(i)	Amendment to asset purchase agreement by and between Amedisys, Inc. and Professional Home Health, Brookwood Home Care Services, Memorial Home Care, Spalding Regional Home Health, Tenet Home Care of Palm Beach, Tenet Home Care of Broward County, St. Mary’s Hospital Home Health, Tenet Home Care of Miami-Dade, First Community Home Care, Cypress-Fairbanks Home Health, St. Francis Home Health and Hospice, and Brookwood Health Services, Inc.

2.3	(i)	Second amendment to asset purchase agreement by and between Amedisys, Inc. and Professional Home Health, Brookwood Home Care Services, Memorial Home Care, Spalding Regional Home Health, Tenet Home Care of Palm Beach, Tenet Home Care of Broward County, St. Mary’s Hospital Home Health, Tenet Home Care of Miami-Dade, First Community Home Care, Cypress-Fairbanks Home Health, St. Francis Home Health and Hospice, and Brookwood Health Services, Inc.

2.4	(i)	Third amendment to asset purchase agreement by and between Amedisys, Inc. and Professional Home Health, Brookwood Home Care Services, Memorial Home Care, Spalding Regional Home Health, Tenet Home Care of Palm Beach, Tenet Home Care of Miami-Dade, First Community Home Care, Cypress-Fairbanks Home Health, St. Francis Home Health and Hospice, and Brookwood Health Services, Inc.

(i)	Filed herewith.

ITEM 8. CHANGE IN FISCAL YEAR

Not applicable

ITEM 9. REGULATION FD DISCLOSURE

Not applicable

ITEM 10.	AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not applicable

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLAN

Not applicable

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Gregory H. Browne

Gregory H. Browne Chief Financial Officer

DATE: March 14, 2004